                                                                 Exhibit (c)(iv)

PROJECT BRIDGE


MERGER SPECULATION IMPACT ON COMPETITORS' PRICE PERFORMANCE


MARKET MOVEMENT (1)

                                                            AS OF SSB ANALYSIS DATE                          TODAY
                                                     --------------------------------------  --------------------------------------
                                 POST                                            EFFECTIVE                               EFFECTIVE
                 UNAFFECTED  ANNOUNCEMENT   10/9 -                   POST          POST                      POST          POST
                   PRICE        PRICE       10/11      PRICE     ANNOUNCEMENT  ANNOUNCEMENT    PRICE     ANNOUNCEMENT  ANNOUNCEMENT
COMPANY          10/9/2001    10/11/2001   % CHANGE  10/23/2001    % CHANGE      % CHANGE    10/29/2001    % CHANGE      % CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TD Waterhouse        6.2         9.28        49.7%      9.43         52.1%          2.4%        9.44         52.3%          2.6%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Schwab             10.59        11.63         9.8%     13.62         28.6%         18.8%       13.25         25.1%         15.3%
-----------------------------------------------------------------------------------------------------------------------------------
E*Trade              6.3         7.85        24.6%      7.67         21.7%         -2.9%        7.06         12.1%        -12.5%
-----------------------------------------------------------------------------------------------------------------------------------
Ameritrade          3.98         4.64        16.6%      5.48         37.7%         21.1%        5.22         31.2%         14.6%
-----------------------------------------------------------------------------------------------------------------------------------
AVERAGE
CHANGE (2)                                   17.0%                   29.3%         12.3%                     22.8%          5.8%
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================


ADJUSTED SOLOMON SMITH BARNEY VALUATION

METHOD                                           RANGE                      ADJUSTMENT                 ADJUSTED RANGE
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Comparable Companies Valuation           $9.50     -     $11.50                (17%)                $7.89     -     $9.55
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Going Private Transactions               $9.33     -     $11.00                (17%)                $7.74     -     $9.13
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
TWE Adjusted Price                       $6.20                                 5.8%                 $6.56
-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================

NOTES
1. Market information as of 10/29/01
2. Average excludes TWE


[MORGAN STANLEY LOGO]                                                         1

PROJECT BRIDGE


PREMIUMS AND IMPLIED PRICE ANALYSIS

--------------------------------------------------------------------------------
-  SSB BUYOUT ANALYSIS 1 DAY PREMIUM RANGE:
   - 16.3% - 37.1%

-  AVG. OF ALL SSB ANALYSES FOR 1 DAY DEAL PREMIUM:
   - 23.2%
--------------------------------------------------------------------------------

PREMIUM ANALYSIS

                                                                                                       PREMIUMS
                                                           PRICE                          ---------------------------------
                                                         ADJUSTMENT             PRICE          $9.00             $9.50
---------------------------------------------------------------------------------------------------------------------------
Price 1 day prior to offer                                   --                 $6.20          45.2%             53.2%
---------------------------------------------------------------------------------------------------------------------------
Adjusted for non-M&A movement (1)                           5.8%                $6.56          37.2%             44.8%
---------------------------------------------------------------------------------------------------------------------------
Adjusted for non-M&A movement w/out
E*Trade (2)                                                 9.7%                $6.80          32.4%             39.7%
---------------------------------------------------------------------------------------------------------------------------
Full adjustment for all competitor's market
movements (3)                                              22.8%                $7.61          18.3%             24.8%
---------------------------------------------------------------------------------------------------------------------------
Adjusted for NASDAQ from 10/09 to 10/29                     8.2%                $6.71          34.1%             41.6%
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

IMPLIED PRICE

                                                                                              IMPLIED PRICE OF
                                                     PRICE ADJUSTMENT                           $10.00 OFFER
---------------------------------------------------------------------------------------------------------------------------
Adjusted from date of SSB
presentation (10/23 to 10/29)                            (6.5%)                                     $9.35
---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================

NOTES
1. 22.8% market movement for AMTD, SCH, ET since 10/09/01 minus 17.0% movement in stock prices during 10/9 - 10/11
2. 22.8% market movement for AMTD, SCH, ET since 10/09/01 minus 13.2% movement in AMTD and SCH stock prices during 10/9 - 10/11
3. 22.8% market movement for AMTD, SCH, ET since 10/09/01


[MORGAN STANLEY LOGO]                                                         3